ENDORSED FILED In the Office of the Secretary of State of the State of California SEP 20 1991 MARCH FONG EU, Secretary of State

          Section C. Notice of Annual Meetings. Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at the address of the shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no address appears on the records of the corporation or is so given, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is located or if published at least once in some newspaper of general circulation in the county in which such office is located. All such notices shall be sent to each shareholder entitled thereto not less than 10 nor more than 60 days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall state those matters which the Board, at the time of mailing of the notice, intends to present for action by the shareholders. If any notice or report addressed to a shareholder at such shareholder's address appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that it is unable to deliver the notice or report to such shareholder, all future notices or reports shall be deemed to have been duly given if they are made available to such shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

          An affidavit of the mailing or other means of giving notice of any shareholders' meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation or with the corporate records.

          Section D. Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the President, or by the Board of Directors, or by the Chairman of the Board, if there is such an officer, or by one or more shareholders holding in the aggregate not less than one-tenth of the voting power of the corporation. Notice of such special meeting shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify the place, day and hour of such meeting and the general nature of the business to be transacted, and no other business may be transacted.

          If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by mail or by telegraphic or other transmission to the Chairman of the Board, if there is such an officer, the President, any Vice President or the Secretary of the corporation. The time specified for such meeting shall be not less than 35 nor more than 60 days after the of receipt of such request by one of the officers specified the preceding sentence. The officer receiving the request shall cause notice to be promptly given to all shareholders entitled to vote at such meeting that a meeting will be held at the time requested by the person or persons calling the meeting.

          Section E. Special Notice Required. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of notice to be presented by the Board for election. If action is proposed to be taken at any meeting to obtain the approval of the shareholders pursuant to Section 310 (transactions between the corporation and one or more of the directors), Section 902 (amendment of the Articles of Incorporation), Section 1201 (reorganization), Section 1900 (voluntary dissolution), or Section 2007 (plan of distribution upon dissolution) of the California General Corporation Law, the notice of meeting shall state the general nature of that proposal.

          Section F. Adjourned Meetings and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented thereat either in person or by proxy.

          It shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken; provided, however, that if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. If any meeting is adjourned for more than 45 days from the date set for the original meeting, a new record date shall be fixed or established in accordance with Section A of Article VI of these Bylaws.

          Section G. Voting. Subject to the provisions of Sections 702 through 704 of the California General Corporation Law, the only persons entitled to vote at any meeting of the shareholders are those persons in whose names shares entitled to vote stand on the share records of the corporation at the close of business on the record date for voting purposes as fixed or established in accordance with Section A of Article VI of these Bylaws. Such vote may be by voice or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Subject to the following two sentences, every shareholder entitled to vote at any election for directors shall have the right to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shares held by such shareholder are normally entitled as provided by Article NINTH of the Articles of Incorporation, or to distribute votes on the same principle among as many candidates as the shareholder shall think fit. No shareholders shall be entitled to cumulate votes unless such candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

          Section H. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation or hereunder.

          Section I. Waiver of Notice. The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. The Secretary shall cause all such waivers, consents or approvals to be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof; provided, however, that any shareholder approval at a meeting, other than by unanimous approval of those entitled to vote, pursuant to those sections of the California General Corporation Law specified in Section E of Article II of the Bylaws shall be valid only if the general nature of the proposal so approved is stated in any written waiver of notice.

          Section J. Shareholders' Consent to Action. Any action which, under any provision of the California General Corporation Law, may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided, however, that a director may be elected to fill a vacancy on the Board of Directors, other than a vacancy created by the removal of a director, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. The Secretary shall cause all such consents to be filed with the corporate records. Any shareholder giving a written consent, a transferee of such shareholder, a personal representative of such shareholder or their respective proxyholders may revoke the written consent of such shareholder by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

          If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. In the case of shareholder approval pursuant to Section 310 (transactions between the corporation and one or more of the directors), Section 317 (indemnification of an officer, director or employee), Section 1201 (reorganization), or Section 2007 (plan of distribution upon dissolution) of the California General Corporation Law, the notice shall be given at least 10 days before the consummation of any action authorized by that approval.

          Section K. Proxies. Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a valid written proxy signed by such person or such person's attorney in fact and filed with the Secretary. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.

          Section L. Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If the Board of Directors does so appoint inspectors of election, it shall determine whether the number of such inspectors shall be one or three. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any person entitled to vote at the meeting shall, appoint inspectors of election at the meeting. If inspectors are appointed by the chairman of the meeting without a request from a person entitled to vote at the meeting, the chairman shall determine if the number of inspectors shall be one or three. If inspectors are appointed at a meeting at the request of one or more persons entitled to vote thereat, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any person entitled to vote at the meeting shall, appoint a person to fill that vacancy.

          These inspectors shall:

     1.   Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies.

     2.   Receive votes, ballots or consents.

     3.   Hear and determine all challenges and questions in any way arising in connection with the right to vote.

     4.   Count and tabulate all votes or consents.

     5.   Determine when the polls shall close.

     6.   Determine the result.

     7.   Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

          If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

ARTICLE III.

DIRECTORS

          Section A. Powers. Subject to the limitations of the Articles of Incorporation, these Bylaws and the California General Corporation Law as to action required to be approved by the shareholders or by the outstanding shares or by a less than majority vote of a class or series of preferred shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or any other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

          Section B. Committees of the Board. The Board of Directors may designate, by resolution adopted by a majority of the authorized number of directors, one or more committees, consisting of two or more directors, to serve at the pleasure of the Board. The appointment of members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board except with respect to:

     1.   The approval of any plan to lend money to, or guarantee any obligation of or otherwise assist any officer or director of the corporation.

     2.   The approval of any amendment to the Articles of Incorporation after any shares have been issued.

     3.   The approval of any sale, lease, conveyance, exchange, transfer or other disposition of all or substantially all of the assets of the corporation other than in the usual and regular course of its business.

     4.   The approval of a plan of reorganization or any amendment thereto.

     5.   The approval of a plan of distribution upon the winding up of the corporation.

6. The filling of vacancies on the Board or on any committee of the Board.

     7.   The fixing of compensation of the directors for serving on the Board or on any committee of the Board.

     8.   The amendment or repeal of Bylaws or the adoption of new Bylaws.

     9.   The amendment or repeal of any resolution of the Board.

     10.  A distribution, except at a rate, in a periodic amount or within a price range set forth in the articles or determined by the Board.

     11. The appointment of other committees of the Board or members thereof.

     12.  The approval of any action for which the California General Corporation Law also requires shareholders' approval or approval of the outstanding shares.

     13.  The approval of any action for which the approval of the Board of Directors is specifically required under any provision of the Articles of Incorporation or any agreement to which the corporation is a party.

          Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Sections D (quorum), G (place of meetings), I (regular meetings), J (special meetings and notice), K (adjournment), and M (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board of Directors, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

          Section C. Number of Directors. The authorized number of directors of the corporation shall be five (5). The authorized number of directors may only be changed by an amendment to this Section adopted by approval of the outstanding shares.

          Section D. Quorum. Except as hereinafter provided, a majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law, the Articles of Incorporation or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for such meeting. Members of the Board may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting in this manner shall constitute presence in person at such meeting.

          Section E. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Subject to Section F of this Article, each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

          Section F. Vacancies. Vacancies in the Board of Directors may be filled by the shareholders and each director so elected shall hold office until a successor is elected at an annual or a special meeting of the shareholders in accordance with Section E of this Article III. The Board of Directors shall not have the power or authority to fill vacancies in the Board of Directors.

          A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

          If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the shareholders may elect a successor to take office when the resignation is to become effective.

          No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

          Section G. Place of Meeting. Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held at a place so designated, at a place designated in the notice of the meeting or, in the absence of such designation, at the principal executive office. Directors may participate in any meeting, regular or special, through the use of conference telephone or similar communications equipment as provided in Section D of this Article III.

          Section H. Organization Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, appointment of an agent of the corporation for service of process and the transaction of other business. Notice of such meeting is hereby dispensed with.

          Section I. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as has been designated from time to time by resolution of the Board, or by written consent of all members of the Board. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

          Section J. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President, the Chairman of the Board, if there is such an officer, any Vice President, the Secretary or any two directors.

          Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least 96 hours before the time of the holding of the meeting. If the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. The notice need not specify the purpose of the meeting nor, if the meeting is to be held at the principal executive office of the corporation, the place of the meeting. No notice need be given to a director who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting or who attends the meeting without protesting the lack of proper notice before or at the commencement of the meeting. The Secretary shall cause all such waivers, consents and approvals to be filed with the corporate records or made a part of the minutes of the meeting.

          Section K. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time and place shall be given to the directors who were not present at the time of the adjournment. Such notice shall be given prior to the time scheduled for the continuation of the adjourned meeting.

          Section L. Fees and Compensation. Directors shall not receive any salary for their services as directors, but, by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

          Section M. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors under any provision of the California General Corporation Law and under these Bylaws may be taken without a meeting if all of the directors of the corporation shall individually or collectively consent in writing to such action. The Secretary shall cause such written consent or consents to be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

ARTICLE IV.

OFFICERS

          Section A. Officers. The officers of the corporation shall be a President, a Secretary and Chief Financial Officer (who may also be called the "Treasurer"). The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be elected in accordance with the provisions of Section C of this Article IV. One person may hold any two or more offices.

          Section B. Election. The officers of the corporation, except such officers as may be elected in accordance with the provisions of Section C or Section E of this Article IV, shall be elected annually by the Board of Directors, and each shall hold office at the pleasure of the Board until resignation, removal, disqualification or until a successor is elected and qualified.

          Section C. Subordinate Officers. The Board of Directors may elect such other officers as the business of the corporation may require, each of whom shall hold office at the pleasure of the Board for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

          Section D. Removal and Resignation. Any officer may be removed, with or without cause, by a majority of the directors at the time in office at any regular or special meeting of the Board, or, except in case of an officer elected by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

          Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section E. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular election to such office.

          Section F. Chairman of the Board. The Chairman of the Board, if there is such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as from time to time may be assigned by the Board of Directors or prescribed by the Bylaws.

          Section G. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there is such an officer, the President shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there is not such an officer, at all meetings of the Board of Directors. The President shall be an ex officio member of all of the standing committees of the Board, if any, including the executive committee. The President shall also have the general powers and duties of management usually vested in the office of the president of a corporation and shall have such other powers and duties as from time to time may be prescribed by the Board of Directors or the Bylaws.

          Section H. Vice President. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

          Section I. Secretary. The Secretary shall keep or cause to be kept a book of minutes at the principal executive office or such other place as the Board of Directors may order of all meetings of the Board of Directors, committees of the Board and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof. Such minutes shall be kept in written form.

          The Secretary shall keep or cause to be kept at the principal executive office or at the office of the corporation's transfer agent, as determined by resolution of the Board of Directors, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. Such record shall be kept either in written form or in any other form capable of being converted into written form.

          The Secretary shall give or cause to be given notice of all of the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, shall keep the seal of the corporation, if there is one, in safe custody and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or the Bylaws.

          Section J. Chief Financial Officer. The Chief Financial Officer (who may also be called the "Treasurer") shall keep and maintain or cause to be kept and maintained adequate and correct books and records of account of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open to inspection by any shareholder or director at all reasonable times.

          The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of the transactions of the Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or the Bylaws.

ARTICLE V.

INDEMNIFICATION

          Section A. Extent. The corporation shall, to the fullest extent permitted by the California General Corporation Law, indemnify each person who is or was a director or officer of the corporation and shall, to the fullest extent permitted by the California General Corporation Law, have the power to indemnify each person who is or was an employee or agent of the corporation and all other persons whom the corporation is authorized to indemnify (other than fiduciaries of any employee benefit plan in their capacity as such fiduciaries) against (a) all expenses (including, without limitation, attorneys' fees and disbursements), judgments, fines, settlements and other amounts actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding (other than an action or suit by or in the right of the corporation to procure a judgment in its favor), whether civil, criminal, administrative or investigative, or in connection with any appeal therein, or otherwise, and (b) all expenses (including, without limitation, attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, or in connection with any appeal therein, or otherwise.

          The corporation shall, to the fullest extent permitted by California General Corporation Law, advance to any officer or director, expenses incurred in defending any proceeding prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay the amount if it shall be determined ultimately that such officer or director is not entitled to be indemnified.

          The corporation shall have the power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Section A.

          Section B. Fiduciaries of Employee Benefit Plans. The corporation shall have the power to indemnify any trustee, investment manager or other fiduciary of any employee benefit plan established by the corporation to the fullest extent permitted by law.

          Section C. Construction of Bylaws. No provision of these Bylaws shall be construed as prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the California General Corporation Law upon the corporation or any court to furnish or award indemnification as otherwise authorized by the California General Corporation Law or any other law now or hereafter in effect.

ARTICLE VI.

MISCELLANEOUS

        Section A. Record Date. The Board of Directors may fix, in advance, a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise any rights in respect to any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

          If no record date, the record date shall be determined as provided in this paragraph. The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day immediately preceding the day on which notice is given or, if notice is waived, at the close of business on the business day immediately preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

          Except as otherwise provided in the California General Corporation Law, only shareholders of record as of the record date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, of a shareholder not withstanding any transfer of any shares on the books of the corporation after the record date.

          A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

          Section B. Inspection of Corporate Records. Any shareholder of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five days' prior written demand on the corporation and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of shareholders who are entitled to vote for the election of directors, and the shareholdings of such shareholders, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled.

          The share register or duplicate share register, the books of account and minutes of proceedings of the shareholders and the Board of Directors and of committees of directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, if for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection may be made in person or by agent or attorney, and shall include the right to make copies or extracts.

          Every shareholder and director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a shareholder or director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

          Section C. Inspection of Bylaws. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by any shareholder at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in the State of California, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

          Section D. Checks, Drafts. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.

        Section E. Annual Report. The annual report to shareholders referred to in Section 501 of the California General Corporation Law is hereby dispensed with, but the Board of Directors may cause to be sent to the shareholders annual or other periodic reports in such form as they may deem appropriate.

          Section F. Financial Statements. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for 12 months, and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

          A shareholder or shareholders holding at least five percent in the aggregate of the outstanding shares of any class of the corporation may make a written request for an income statement of the corporation for the three-month, six-month or nine-month period (of the then current fiscal year) ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, an annual report for the last fiscal year containing the statements required by Section 1501 (a) of the California General Corporation Law. If such a request is made, the Chief Financial Officer shall cause the requested statement or statements to be prepared, if not already prepared, and shall deliver personally or mail the statement or statements to the person making the request within 30 days after the receipt of the request.

          The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual,

or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

          The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

          Section G. Contracts, How Executed. The Board of Directors, except as otherwise provided in the Bylaws, may authorize any officer, officers, agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or for any amount. If any person, acting without such authority, causes the corporation to be liable to any third person by virtue of California General Corporation Law Section 313, the corporation may seek to hold such person liable to the corporation.

          Section H. Limitation on Contracts. The Board of Directors shall not approve, and the corporation shall not enter into, any contract or arrangement with any Utility unless such contract or arrangement (i) has been approved by the Federal Energy Regulatory Commission or any successor agency, (ii) has been approved by a state public utilities commission, or (iii) is upon terms and conditions of a published tariff of the Utility. As used in these Bylaws, the term "Utility" shall mean a person or entity which is any one or more of the following: (i) an electric utility, (ii) an electric utility holding company, (iii) a wholly or partially owned subsidiary of either an electric utility or electric utility holding company, or (iv) any other person or entity which under regulations adopted pursuant to the Public Utility Regulatory Policies Act of 1978 ("PURPA") is deemed to be primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities). All terms used in the immediately preceding sentence which are defined in PURPA or the regulations adopted thereunder shall have the meanings given to such terms in PURPA or such regulations.

          Section I. Share Certificates. A share certificate or certificates of the corporation shall be issued to each shareholder when any such shares are fully paid. All such certificates shall be signed by the Chairman of the Board, if there is such an officer, or the President or any Vice President and by the Chief Financial Officer or any Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all of the signatures on the certificate may be facsimile.

          Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state the total amount of consideration to be paid therefor and the amount paid thereon.

          Section J. Representation of Shares of Other Corporations and of Partnership Interests. The Chairman of the Board, if there is such an officer, the President, any Vice President or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers is authorized to vote on behalf of the corporation any and all shares of any other corporation or any partnership interests in any partnership standing in the name of the corporation. The authority granted to such officers to vote or represent on behalf of the corporation any and all shares held by the corporation of any other corporation and any partnership interests in any partnership may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

          Section K. Amendments. These Bylaws may be amended or repealed only by approval of the outstanding shares.